Exhibit 99.1

News Release

Ashland reports financial results1 for fourth-fiscal quarter; issues outlook for fiscal year 2023

•
Sales of $631 million, up 7 percent from the prior-year quarter
•
Net income (including discontinued operations) of $57 million, or $1.04 per diluted share
•
Income from continuing operations of $60 million, or $1.09 per diluted share
•
Adjusted income from continuing operations excluding intangibles amortization expense of $80 million, or $1.46 per diluted share
•
Adjusted EBITDA of $147 million
•
Cash flows provided by operating activities of $179 million; ongoing free cash flow2 of $93 million

WILMINGTON, Del., November 7, 2022 – Ashland Inc. (NYSE: ASH) today announced financial results1 for the fourth quarter of fiscal year 2022, which ended September 30, 2022, together with its fiscal year 2022 results summary and fiscal year 2023 outlook. The global additives and specialty ingredients company holds leadership positions in high-quality, consumer-focused markets including pharmaceuticals, personal care and architectural coatings.

Sales were $631 million, up 7 percent versus the prior-year quarter. Each of the company’s reportable segments achieved sales growth compared to the prior-year quarter. The year-over-year sales growth was driven primarily by disciplined pricing leading to cost recovery in a high-inflation environment and improved product mix. Sales growth was partially offset by unfavorable foreign currency which negatively impacted sales by $33 million, or 6 percent.

Net income was $57 million, up from $43 million in the prior-year quarter. Income from continuing operations was $60 million, up from $33 million in the prior-year quarter, or $1.09 per diluted share, up from $0.55 in the prior-year quarter. Adjusted income from continuing operations excluding intangibles amortization expense was $80 million, up from $73 million in the prior-year quarter, or $1.46 per diluted share, up from $1.22 in the prior-year quarter. Adjusted EBITDA was $147 million, down 1 percent from $149 million in the prior-year quarter. Unfavorable foreign currency and the planned turnaround at the Lima, OH facility negatively impacted adjusted EBITDA by $15 million and $13 million, respectively, or 19 percent on a combined basis.

Average diluted shares outstanding totaled 55 million as of September 30, 2022, down from 61 million in the prior-year quarter, following the company’s share repurchase activities which began in August 2021. Earlier in fiscal year 2022, Ashland’s Board of Directors approved a new $500 million evergreen share repurchase authorization.

Cash flows provided by operating activities totaled $179 million, up from $151 million in the prior-year quarter. Ongoing free cash flow2 totaled $93 million compared to $122 million in the prior-year quarter.

“The September quarter concludes a very strong year for Ashland,” said Guillermo Novo, chair and chief executive officer, Ashland. “Our commercial, operations, research and development and corporate teams worked diligently throughout the year to drive meaningful sales and earnings growth despite numerous macroeconomic and geopolitical challenges. I am proud of our global team’s accomplishments this fiscal year.”

Reportable Segment Performance

To aid in the understanding of Ashland’s ongoing business performance, the results of Ashland’s reportable segments are described below on an adjusted basis. In addition, EBITDA and adjusted EBITDA are reconciled to operating income in Table 4. Free cash flow, ongoing free cash flow and adjusted operating income are reconciled in Table 6 and adjusted income from continuing operations, adjusted diluted earnings per share and adjusted diluted earnings per share excluding intangible amortization expense are reconciled in Table 7 of this news release. These adjusted results are considered non-GAAP financial measures. For a full description of the non-GAAP financial measures used, see the “Use of Non-GAAP Measures” section that further describes these adjustments below.

Life Sciences

Sales were $213 million, up 13 percent from the prior-year quarter, driven by double-digit sales growth to pharmaceutical customers reflecting strong demand, improved product mix and cost recovery. Sales growth was partially offset by unfavorable foreign currency which negatively impacted sales by $11 million, or 6 percent.

Adjusted operating income was $40 million, up from $31 million in the prior-year quarter. Adjusted EBITDA was $57 million, up from $48 million in the prior-year quarter, primarily reflecting strong demand, disciplined pricing leading to cost recovery and favorable product mix. Unfavorable foreign currency negatively impacted adjusted EBITDA by $7 million, or 15 percent.

Personal Care

Sales were $188 million, up 3 percent from the prior-year quarter. Disciplined pricing, improved mix and strong customer demand led to organic sales growth for the segment, exclusive of the previously disclosed product exits for skin-care applications. Sales growth was partially offset by unfavorable foreign currency which negatively impacted sales by $9 million, or 5 percent.

Adjusted operating income was $35 million, up from $29 million in the prior-year quarter. Adjusted EBITDA was $56 million, up from $51 million in the prior-year quarter, primarily reflecting strong demand, improved mix, cost recovery through pricing and consistent operations. Unfavorable foreign currency negatively impacted adjusted EBITDA by $3 million, or 6 percent.

Specialty Additives

Sales were $187 million, up 3 percent from the prior-year quarter, primarily reflecting inflation recovery. While demand remains strong, capacity constraints and proactive mix improvement actions limited overall sales growth during the quarter. Sales growth was partially offset by unfavorable foreign currency which negatively impacted sales by $11 million, or 6 percent.

Adjusted operating income was $24 million, compared to $25 million in the prior-year quarter. Adjusted EBITDA was $43 million, compared to $47 million in the prior-year quarter, primarily reflecting higher operating costs including higher energy costs at European cellulosic manufacturing facilities partially offset by cost recovery through pricing and improved product mix. Unfavorable foreign currency negatively impacted adjusted EBITDA by $2 million, or 4 percent.

Intermediates

Sales were $64 million, up 7 percent from the prior-year quarter, driven by higher merchant-market pricing and improved mix management. Captive internal butanediol (BDO) sales were $21 million, a 5 percent decrease compared to the prior-year quarter, primarily driven by lower internal-transfer volumes as compared to unusually high levels in the prior-year period. Captive internal BDO sales are recognized at market-based pricing which was relatively flat compared to the prior-year quarter.

Adjusted operating income was $14 million, compared to $18 million in the prior-year quarter. Adjusted EBITDA was $17 million, including $13 million of planned turnaround costs at the Lima, OH facility, compared to $21 million in the prior-year quarter.

Unallocated & Other

Unallocated and Other expense was $34 million, compared to $27 million in the prior-year quarter. Adjusted Unallocated and Other expense was $26 million, compared to $18 million in the prior-year quarter, primarily reflecting increased incentive compensation accruals and the elimination of transition services income that occurred in the prior-year period.

Fiscal Year 2022 Results Summary

Sales were $2.4 billion, up 13 percent from the prior year. Sales growth was driven by strong demand from Ashland’s global consumer-facing end markets, cost recovery through disciplined actions and enhanced product mix. The double-digit sales growth was partially offset by unfavorable foreign currency which negatively impacted sales by $77 million, or 4 percent, during the fiscal year.

Net income was $927 million, up from $220 million in the prior year. Net income in fiscal year 2022 included income from discontinued operations related to the sale of the Performance Adhesives business earlier in the year. Income from continuing operations was $181 million, up from $173 million in the prior year, or $3.20 per diluted share, up from $2.82 in the prior year. Adjusted income from continuing operations excluding intangibles amortization expense was $322 million, up from $230 million in the prior year, or $5.70 per diluted share, up from $3.75 in the prior year.

Adjusted EBITDA was $590 million, up 19 percent from $495 million in the prior year. Unfavorable foreign currency negatively impacted adjusted EBITDA by $38 million, or 8 percent. Adjusted EBITDA margin increased to nearly 25 percent, a 130 basis-point increase compared to the prior year.

Cash flows provided by operating activities totaled $193 million, compared to $466 million in the prior year. Ongoing free cash flow2 totaled $127 million compared to $351 million in the prior year, primarily driven by higher working capital balances reflecting significant input cost inflation and the company’s efforts to rebuild inventory levels globally in response to global supply-chain challenges during the year.

Financial Outlook

For fiscal year 2023, Ashland expects sales to be in the range of $2.5 billion to $2.7 billion, and adjusted EBITDA to be in the range of $600 million to $650 million.

“Although we are not immune to the challenging external factors impacting the global economy, we expect the profile of our consumer-focused specialty ingredients and additives business portfolio to provide more demand resilience as we enter a more recessionary macro environment,” said Novo. “The carry-over impact of pricing, mix improvement and productivity actions should provide some tailwind to our growth and earnings and our teams are taking actions to offset incremental inflationary pressures. Our new product development pipeline remains robust, and we are investing in our business to build additional capacity for key products to support our global customer base.”

“The impact of a global recession, the war in Ukraine, foreign currency headwinds, energy cost and availability in Europe impacting customer and supplier operations, additional pandemic-related lockdowns, global supply-chain and shipping challenges and continued cost-inflation pressures are currently the greatest areas of uncertainty,” continued Novo. “Despite the external uncertainties ahead, we are focused on what we can control. The Ashland team is executing at a high level, and we are prepared for both the opportunities and challenges that lie ahead. I look forward to discussing our results and outlook in more detail on the earnings call and webcast tomorrow morning,” concluded Novo.

Conference Call Webcast

Ashland will host a live webcast of its fourth-quarter conference call with securities analysts at 9:00 a.m. ET on Tuesday, November 8, 2022. The webcast will be accessible through Ashland’s website at http://investor.ashland.com and will include a slide presentation.

To access the call by phone, please go to this registration link and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

Following the live event, an archived version of the webcast and supporting materials will be available for 12 months on http://investor.ashland.com.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income, operating income, net income margin and operating income margin. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units, and provide continuity to investors for comparability purposes. EBITDA margin and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA divided by sales for the corresponding period.

Key items, which are set forth on Table 7 of this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to reflect Ashland’s underlying business performance and trends most accurately. Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items, which are set forth on Table 7 of this release, are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above. These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income. As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

The free cash flow metrics enable Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow and ongoing free cash flow include the impact of capital expenditures from continuing operations and other significant items impacting free cash flow, providing a more complete picture of current and future cash generation. Free cash flow has certain limitations, including that it does not reflect adjustment for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock. Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

Adjusted diluted earnings per share, excluding intangibles amortization expense metric enables Ashland to demonstrate the impact of non-cash intangibles amortization expense on earnings per share, in addition to key items previously mentioned. Ashland’s management believes this presentation is helpful to illustrate how previous acquisitions impact applicable period results.

About Ashland

Ashland Inc. (NYSE: ASH) is a global additives and specialty ingredients company with a conscious and proactive mindset for environment, social and governance (ESG). The company serves customers in a wide range of consumer and industrial markets, including architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. Approximately 3,900 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com and ashland.com/ESG to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the U.S. Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial condition, and expected effects of the COVID-19 pandemic on Ashland’s business, as well as the economy and other future events or circumstances. These statements include but may not be limited to Ashland’s expectations regarding its ability to drive sales and earnings growth and realize further cost reductions.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, public-health crises (including the current COVID-19 pandemic), cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the COVID-19 pandemic, and the ongoing Ukraine-Russia conflict, on the geographies in which we operate, the end markets we serve and on our supply chain and customers, and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. The extent and duration of the COVID-19 pandemic on our business and operations is uncertain. Factors that will influence the impact on our business and operations include the duration and extent of the pandemic, the extent of imposed or recommended containment and mitigation measures, and the general economic consequences of the pandemic. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1Financial results are preliminary until Ashland’s Form 10-K is filed with the U.S. Securities and Exchange Commission.

2The ongoing free cash flow metric excludes the impact of inflows and outflows from U.S. Accounts Receivable Sales Program and payments related to restructuring and environmental and litigation-related matters in both the current-year and prior-year periods.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
Seth A. Mrozek	Carolmarie C. Brown
+1 (302) 594-5010	+1 (302) 995-3158
samrozek@ashland.com	ccbrown@ashland.com

Ashland Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED INCOME (LOSS) (In millions except per share data - preliminary and unaudited)	Table 1

	Three months ended		Year ended
	September 30		September 30
	2022	2021	2022	2021

Sales	$631	$591	$2,391	$2,111
Cost of sales	422	401	1,561	1,441
GROSS PROFIT	209	190	830	670
Selling, general and administrative expense	94	85	393	358
Research and development expense	14	13	55	50
Intangibles amortization expense	23	24	94	90
Equity and other income	1	2	3	9
Income on acquisitions and divestitures, net	-	-	42	11
OPERATING INCOME	79	70	333	192
Net interest and other expense	40	38	149	56
Other net periodic benefit income (loss)	22	(1)	22	(1)
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	61	31	206	135
Income tax expense (benefit)	1	(2)	25	(38)
INCOME FROM CONTINUING OPERATIONS	60	33	181	173
Income (loss) from discontinued operations (net of income taxes)	(3)	10	746	47
NET INCOME	$57	$43	$927	$220

DILUTED EARNINGS PER SHARE
Income from continuing operations	$1.09	$0.55	$3.20	$2.82
Income (loss) from discontinued operations	(0.05)	0.17	13.21	0.77
Net income	$1.04	$0.72	$16.41	$3.59

AVERAGE DILUTED COMMON SHARES OUTSTANDING	55	61	56	61

SALES
Life Sciences	213	189	815	737
Personal Care	188	183	678	592
Specialty Additives	187	181	719	655
Intermediates	64	60	256	178
Intersegment Sales	(21)	(22)	(77)	(51)
	$631	$591	$2,391	$2,111

OPERATING INCOME (LOSS)
Life Sciences	40	30	155	130
Personal Care	35	24	102	73
Specialty Additives	24	25	103	61
Intermediates	14	18	87	35
Unallocated and other	(34)	(27)	(114)	(107)
	$79	$70	$333	$192

Ashland Inc. and Consolidated Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (In millions - preliminary and unaudited)	Table 2

	September 30	September 30
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$646	$210
Accounts receivable	402	369
Inventories	629	473
Other assets	91	68
Current assets held for sale	-	597
Total current assets	1,768	1,717

Noncurrent assets
Property, plant and equipment
Cost	3,050	3,066
Accumulated depreciation	1,712	1,639
Net property, plant and equipment	1,338	1,427

Goodwill	1,312	1,430
Intangibles	963	1,099
Operating lease assets, net	107	124
Restricted investments	313	384
Asbestos insurance receivable	138	134
Deferred income taxes	20	30
Other assets	254	267
Total noncurrent assets	4,445	4,895

Total assets	$6,213	$6,612

LIABILITIES AND EQUITY
Current liabilities
Short-term debt	$-	$365
Current portion of long-term debt	-	9
Trade and other payables	265	236
Accrued expenses and other liabilities	269	251
Current operating lease obligations	19	23
Current liabilities held for sale	-	50
Total current liabilities	553	934

Noncurrent liabilities
Long-term debt	1,270	1,596
Asbestos litigation reserve	472	490
Deferred income taxes	176	237
Employee benefit obligations	103	144
Operating lease obligations	94	110
Other liabilities	325	349
Total noncurrent liabilities	2,440	2,926

Stockholders' equity	3,220	2,752

Total liabilities and stockholders' equity	$6,213	$6,612

Ashland Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED CASH FLOWS (In millions - preliminary and unaudited)	Table 3

	Three months ended		Year ended
	September 30		September 30
	2022	2021	2022	2021
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income	$57	$43	$927	$220
Loss (income) from discontinued operations (net of taxes)	3	(10)	(746)	(47)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	60	64	241	244
Original issue discount and debt issuance cost amortization	2	3	7	7
Deferred income taxes	(20)	(22)	(25)	(26)
Gain from sales of property and equipment	-	-	-	(4)
Distributions from equity affiliates	-	-	-	1
Stock based compensation expense	4	3	18	15
Excess tax benefit on stock based compensation	-	-	1	2
Loss on early retirement of debt	-	16	-	16
Loss (income) from restricted investments	27	3	86	(33)
Income on acquisitions and divestitures	-	-	(42)	(15)
Impairments	-	3	-	13
Pension contributions	(1)	(1)	(5)	(8)
Loss (gain) on pension and other postretirement plan remeasurements	(21)	1	(22)	1
Change in operating assets and liabilities (a)	68	48	(247)	80
Total cash flows provided by operating activities from continuing operations	179	151	193	466
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(46)	(31)	(113)	(105)
Proceeds from disposal of property, plant and equipment	-	-	51	5
Purchase of operations - net of cash acquired	-	(1)	-	(309)
Proceeds from sale or restructuring of operations	-	-	-	14
Proceeds from settlement of Company-owned life insurance contracts	1	91	3	91
Company-owned life insurance payments	(4)	(4)	(4)	(6)
Net purchase of funds restricted for specific transactions	-	(90)	(74)	(91)
Reimbursements from restricted investments	7	8	35	33
Proceeds from sale of securities	12	93	87	149
Purchases of securities	(12)	(93)	(87)	(149)
Proceeds from the settlement of derivative instruments	-	-	-	1
Total cash flows used by investing activities from continuing operations	(42)	(27)	(102)	(367)
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from issuance of long-term debt	-	450	-	450
Repayment of long-term debt	-	(411)	(250)	(411)
Premium on long-term debt repayment	-	(16)	-	(16)
Proceeds from (repayment of) short-term debt	-	269	(365)	84
Repurchase of common stock	-	(450)	(200)	(450)
Debt issuance costs	(2)	(6)	(2)	(6)
Cash dividends paid	(18)	(18)	(70)	(70)
Stock based compensation employee withholding taxes paid in cash	-	(1)	(9)	(7)
Total cash flows used by financing activities from continuing operations	(20)	(183)	(896)	(426)
CASH PROVIDED (USED) BY CONTINUING OPERATIONS	117	(59)	(805)	(327)
Cash provided (used) by discontinued operations
Operating cash flows	(104)	10	(406)	94
Investing cash flows	8	(2)	1,658	(14)
Effect of currency exchange rate changes on cash and cash equivalents	(4)	(1)	(11)	3
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	17	(52)	436	(244)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	629	262	210	454
CASH AND CASH EQUIVALENTS - END OF PERIOD	$646	$210	$646	$210

DEPRECIATION AND AMORTIZATION
Life Sciences	17	17	63	64
Personal Care	21	22	84	81
Specialty Additives	19	22	81	85
Intermediates	3	3	13	13
Unallocated and other	-	-	-	1
	$60	$64	$241	$244
(a)
Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 4

	Three months ended
	September 30
Adjusted EBITDA - Ashland Inc.	2022	2021
Net income	$57	$43
Income tax expense (benefit)	1	(2)
Net interest and other expense	40	38
Depreciation and amortization	60	64
EBITDA	158	143
(Income) loss from discontinued operations (net of taxes)	3	(10)
(Income) loss on pension and other postretirement plan remeasurements	(22)	1
Operating key items (see Table 5)	8	15
Adjusted EBITDA	$147	$149

Adjusted EBITDA - Life Sciences
Operating income	$40	$30
Add:
Depreciation and amortization	17	17
Operating key items (see Table 5)	-	1
Adjusted EBITDA	$57	$48

Adjusted EBITDA - Personal Care
Operating income	$35	$24
Add:
Depreciation and amortization	21	22
Operating key items (see Table 5)	-	5
Adjusted EBITDA	$56	$51

Adjusted EBITDA - Specialty Additives
Operating income	$24	$25
Add:
Depreciation and amortization	19	22
Operating key items (see Table 5)	-	-
Adjusted EBITDA	$43	$47

Adjusted EBITDA - Intermediates
Operating income	$14	$18
Add:
Depreciation and amortization	3	3
Operating key items (see Table 5)	-	-
Adjusted EBITDA	$17	$21

Ashland Inc. and Consolidated Subsidiaries SEGMENT COMPONENTS OF KEY ITEMS FOR APPLICABLE INCOME STATEMENT CAPTIONS (In millions - preliminary and unaudited)	Table 5

	Three Months Ended September 30, 2022
	Life Sciences	Personal Care	Specialty Additives	Intermediates	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Environmental reserve adjustments	$-	$-	$-	$-	$(6)	$(6)
Restructuring, separation and other costs	-	-	-	-	(2)	(2)
All other operating income (loss)	40	35	24	14	(26)	87
Operating income (loss)	40	35	24	14	(34)	79

NET INTEREST AND OTHER EXPENSE
Key items					29	29
All other net interest and other expense					11	11
					40	40
OTHER NET PERIODIC BENEFIT INCOME (LOSS)
Key items					22	22

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)					2	2
Tax specific key items (b)					(15)	(15)
All other income tax expense					14	14
					1	1
INCOME (LOSS) FROM CONTINUING OPERATIONS	$40	$35	$24	$14	$(53)	$60

	Three Months Ended September 30, 2021
	Life Sciences	Personal Care	Specialty Additives	Intermediates	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Inventory adjustments	$-	$(2)	$-	$-	$-	$(2)
Environmental reserve adjustments	(1)	-	-	-	(9)	(10)
Asset impairments	-	(3)	-	-	-	(3)
All other operating income (loss)	31	29	25	18	(18)	85
Operating income (loss)	30	24	25	18	(27)	70

NET INTEREST AND OTHER EXPENSE
Key items					22	22
All other net interest and other expense					16	16
					38	38
OTHER NET PERIODIC BENEFIT INCOME (LOSS)
Key items					(1)	(1)

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)					(9)	(9)
Tax specific key items (b)					(8)	(8)
All other income tax expense (benefit)					15	15
					(2)	(2)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$30	$24	$25	$18	$(64)	$33

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. See Table 7 for additional information.

Ashland Inc. and Consolidated Subsidiaries RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions - preliminary and unaudited)	Table 6

	Three months ended		Year ended
	September 30		September 30
Free cash flows	2022	2021	2022	2021
Total cash flows provided by operating activities from continuing operations	$179	$151	$193	$466
Adjustments:
Additions to property, plant and equipment	(46)	(31)	(113)	(105)
Free cash flows	$133	$120	$80	$361
Cash (inflows) outflows from U.S. Accounts Receivable Sales Program (a)	(59)	(16)	(17)	(92)
Restructuring-related payments (b)	1	9	10	44
Environmental and related litigation payments (c)	18	9	54	38
Ongoing free cash flow	$93	$122	$127	$351

Adjusted EBITDA (d)	$147	$149	$590	$495

Ongoing free cash flow conversion (e)	63%	82%	22%	71%

(a)
Represents activity associated with the U.S. Accounts Receivable Sales Program impacting each period presented.
(b)
Restructuring payments incurred during each period presented.
(c)
Represents cash outflows associated with environmental and related litigation payments which will be reimbursed by the Environmental trust.
(d)
See Adjusted EBITDA reconciliation.
(e)
Ongoing free cash flow divided by Adjusted EBITDA.

	Three months ended		Year ended
	September 30		September 30
Adjusted operating income	2022	2021	2022	2021
Operating income (as reported)	$79	$70	$333	$192
Key items, before tax:
Restructuring, separation and other costs	2	-	5	10
Environmental reserve adjustments	6	10	53	43
Inventory adjustments	-	2	-	4
Asset impairments	-	3	-	13
Income on acquisitions and divestitures, net	-	-	(42)	(11)
Adjusted operating income (non-GAAP)	$87	$85	$349	$251

Ashland Inc. and Consolidated Subsidiaries	Table 7

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended		Year ended
	September 30		September 30
	2022	2021	2022	2021
Income from continuing operations (as reported)	$60	$33	$181	$173
Key items, before tax:
Restructuring, separation and other costs	2	-	5	10
Unrealized (gain) loss on securities	29	5	102	(21)
Inventory adjustments	-	2	-	4
Environmental reserve adjustments	6	10	53	43
Accelerated amortization of debt issuance costs	-	1	-	1
Loss on early retirement of debt	-	16	-	16
(Gain) loss on pension and other postretirement plan remeasurements	(22)	1	(22)	1
Gain on acquisitions and divestitures	-	-	(42)	(11)
Impairments	-	3	-	13
Key items, before tax	15	38	96	56
Tax effect of key items (a)	2	(9)	(21)	(11)
Key items, after tax	17	29	75	45
Tax specific key items:
Restructuring and separation activity	(7)	-	3	(13)
Valuation allowance	-	-	(4)	-
Uncertain tax positions	(8)	(14)	(8)	(53)
Other tax reform related activity	-	6	-	6
Tax specific key items (b)	(15)	(8)	(9)	(60)
Total key items	2	21	66	(15)
Adjusted income from continuing operations (non-GAAP)	$62	$54	$247	$158
Amortization expense adjustment (net of tax) (c)	18	19	75	72
Adjusted income from continuing operations (non-GAAP) excluding intangibles amortization expense	$80	$73	$322	$230

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. These tax specific key items included the following:
-
Restructuring and separation activity: Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.
-
Uncertain tax positions: Includes the impact from settlement of certain tax positions with various tax authorities.
(c)
Amortization expense adjustment (net of tax) tax rates were 20% for the three and twelve months ended September 30, 2022 and 2021.

Ashland Inc. and Consolidated Subsidiaries	Table 7 (Continued)

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended		Year ended
	September 30		September 30
	2022	2021	2022	2021
Diluted EPS from continuing operations (as reported)	$1.09	$0.55	$3.20	$2.82
Key items, before tax:
Restructuring, separation and other costs	0.04	-	0.09	0.16
Unrealized (gain) loss on securities	0.53	0.08	1.82	(0.34)
Inventory adjustments	-	0.03	-	0.07
Environmental reserve adjustments	0.11	0.16	0.95	0.70
Accelerated amortization of debt issuance costs	-	0.02	-	0.02
Loss on early retirement of debt	-	0.26	-	0.26
(Gain) loss on pension and other postretirement plan remeasurements	(0.40)	0.02	(0.40)	0.02
Gain on acquisitions and divestitures	-	-	(0.75)	(0.18)
Impairments	-	0.05	-	0.21
Key items, before tax	0.28	0.62	1.71	0.92
Tax effect of key items (a)	0.04	(0.14)	(0.38)	(0.18)
Key items, after tax	0.32	0.48	1.33	0.74
Tax specific key items:
Restructuring and separation activity	(0.13)	-	0.06	(0.21)
Valuation allowance	-	-	(0.07)	-
Uncertain tax positions	(0.15)	(0.23)	(0.15)	(0.87)
Other tax reform related activity	-	0.10	-	0.10
Tax specific key items (b)	(0.28)	(0.13)	(0.16)	(0.98)
Total key items	0.04	0.35	1.17	(0.24)
Adjusted diluted EPS from continuing operations (non-GAAP)	$1.13	$0.90	$4.37	$2.58
Amortization expense adjustment (net of tax) (c)	0.33	0.32	1.33	1.17
Adjusted diluted EPS from continuing operations (non-GAAP) excluding intangibles amortization expense	$1.46	$1.22	$5.70	$3.75

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. These tax specific key items included the following:
-
Restructuring and separation activity: Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.
-
Uncertain tax positions: Includes the impact from settlement of certain tax positions with various tax authorities.
(c)
Amortization expense adjustment (net of tax) tax rates were 20% for the three and twelve months ended September 30, 2022 and 2021.

Ashland Inc. and Consolidated Subsidiaries	Table 8

RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA

(In millions - preliminary and unaudited)

	Year ended
	September 30
Adjusted EBITDA - Ashland Inc.	2022	2021
Net income	$927	$220
Income tax expense (benefit)	25	(38)
Net interest and other expense	149	56
Depreciation and amortization	241	244
EBITDA	1,342	482
Income from discontinued operations (net of taxes)	(746)	(47)
Key items included in EBITDA:
Restructuring, separation and other costs	5	10
Environmental reserve adjustments	53	43
Inventory adjustments	-	4
Asset impairments	-	13
Net loss (gain) on acquisitions and divestitures	(42)	(11)
Loss (gain) on pension and other postretirement plan remeasurements	(22)	1
Adjusted EBITDA (a)	$590	$495

(a)
Includes $7 million and $6 million during 2022 and 2021, respectively, of net periodic pension and other postretirement costs recognized ratably through the fiscal year. These costs are comprised of service cost, interest cost, expected return on plan assets, and amortization of prior service credit.